Exhibit 10.84


                          INSURANCE AGREEMENT



          THIS INSURANCE AGREEMENT made and entered into as of

the 4th day of January, 1996, by and between DONALDSON, LUFKIN

& JENRETTE, INC., a Delaware corporation, with principal

offices and place of business in the State of New York (here-

inafter referred to as the "Company") and DAN CURTIS ROSY, as

Trustee of The Roby 1995 Insurance Trust dated November 27,

1995 (hereinafter referred to as the "Owner"),


                          WITNESSETH THAT:


          WHEREAS, the Owner has obtained two policies of life

insurance insuring the joint and survivor lives of Joe L. Roby

(hereinafter referred to as the "Insured") and his wife,

Hilppa A. Roby, (hereinafter referred to as the "Insured's

Wife") each in the face amount of Five Million Six Hundred

Ninety-Two Thousand Five Hundred Dollars ($5,692,500) (such

policies for all purposes hereof being treated as though they constituted a single policy and being hereinafter referred to in the aggregate as the "Insurance Contract") which are

described in Exhibit A attached hereto and by this reference made a part hereof, and which were issued by the insurance

company shown in Exhibit A (hereinafter referred to as the

"Insurer"); and


          WHEREAS, in consideration of past services rendered

and services to be rendered by the Insured, the Company wishes













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to pay a portion of the premiums due with respect to the

Insurance Contract, subject to certain repayment rights

described herein, all on the terms and conditions hereinafter set forth; and


          WHEREAS, the Company wishes to have the Insurance

Contract collaterally assigned to it by the Owner in order to secure the repayment to it of the aggregate premiums on the

Insurance Contract which the Company may pay pursuant to this

Insurance Agreement.


          NOW, THEREFORE, in consideration of the premises and

of the mutual promises contained herein, the parties hereto

agree as follows:

           1.   Premium Payments.  (a) Except as otherwise

provided in paragraph 9 hereof, on or before February 15, 1996 and on or before each of the first fourteen (14) anniversaries of the register date of the Insurance Contract (each such

anniversary hereinafter referred to as an "Anniversary Date")

prior to the termination of this Insurance Agreement, premium on the Insurance Contract shall be paid as follows:  the Owner shall pay to the Insurer as and for a portion of such premium an amount equal to the economic benefit of the insurance

protection then provided to the Owner under the Insurance

Contract and this Insurance Agreement on the life or lives of such as are then living of the Insured and the Insured's Wife,

and the Company shall pay to the Insurer as and for a portion



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of such premium an amount equal to One Hundred Eighty-Five

Thousand Dollars ($185,000).  The economic benefit referred to in the preceding sentence shall be the lesser of (i) the PS 58 cost for the insurance protection referred to therein (as

determined under tables published by the Internal Revenue

Service) and modified as appropriate (or, if applicable, as

specifically prescribed by the Internal Revenue Service) to

reflect that such insurance protection is on the joint lives of the Insured and the Insured's Wife and that the death

benefit under such Insurance Contract is payable only on the death of the second to die of the Insured and the Insured's

Wife and (ii) if such insurance protection is available from the Insurer as term insurance, the premium for such insurance protection determined by reference to the Insurer's current

published premium rate for one-year term life insurance

protection available to all standard risks.  Thirty (30) days prior to each Anniversary Date on which premium is payable

hereunder, the Company shall notify the Owner of the exact

amount of the economic benefit the Owner is obligated to pay hereunder.  Each of the Owner and the Company shall promptly furnish the other evidence of timely payment of the portion of each such premium it is obligated to pay hereunder.

            (b)  During the term of this Insurance Agreement,

the Owner shall elect to have Option A apply under the

Insurance Contract.





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           2.   Collateral Assignment.  (a) To secure the

repayment to the Company to the extent possible of the

Repayment Amount (as defined in paragraph 5 hereunder) as

herein provided, the Owner shall assign the Insurance Contract to the Company as collateral ("the Collateral Assignment")

under a Collateral Assignment Agreement substantially in the form attached hereto as Exhibit B.  The Collateral Assignment of the Insurance Contract to the Company shall not be

terminated (except as otherwise provided in this Insurance

Agreement), altered or amended by the Owner without the

express written consent of the Company.

           (b)  Except as provided in subparagraph (a) of this

paragraph 2, the Owner shall not transfer any interest in the

Insurance Contract during the term of this Insurance Agreement without the consent of the Company.  In the event of an

assignment by the Owner to which the Company has consented,

the references to "Owner" herein shall be deemed to refer to the assignee or any subsequent assignee thereof for all

purposes of this Insurance Agreement, including for purposes of this paragraph 2.  The Owner shall comply with the

notification requirements of the Insurer with respect to any such assignment and shall deliver a copy of any such

notification to the Company.

           3.   Loans.  (a) In no event shall the Company have

any right to borrow from, or against the security of, the





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Insurance Contract during the term of this Insurance

Agreement.

           (b)  The Owner shall have no right to borrow from,

or against the security of, the Insurance Contract during the term of this Insurance Agreement except (i) as provided in

subparagraph 8(f) hereof and (ii) after the death of the

Insured, to pay any increase in the Owner's Federal, State or local income tax which is attributable to the inclusion, if

any, as an item of gross income for purposes of computing such taxes of (A) the economic benefit (as defined in paragraph 1 hereof) of the insurance protection then provided to the Owner on the life of the Insured's Wife under the Insurance Contract and this Insurance Agreement and (B) any portion of, or

increase in, the cash surrender value of the Insurance

Contract (hereinafter "the Cash Surrender Value").

           4.   Term of Insurance Agreement.  This Insurance

Agreement and, except to the extent otherwise provided in

paragraph 9 hereof, the obligations of the Company hereunder shall remain in force (regardless of whether the Owner has

assigned any portion or all of the Owner's rights, interests and incidents of ownership in and to the Insurance Contract)

until the first to occur of:

            (a) the death of the second to die of the

      Insured and the Insured's Wife;

            (b) the surrender or cancellation of the

      Insurance Contract by the Owner prior to the death

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      of the second to die of the Insured and the

      Insured's Wife; and

           (c)  the release of the Collateral Assignment by

     the Company pursuant to the provisions of paragraph

     8 hereof.

           5.   Repayment Amount.  The Repayment Amount as of

any time is the total amount of premiums on the Insurance

Contract paid by the Company (other than any premium or

portion thereof which consists of Restoration Amount as

defined in paragraph 11 hereunder), reduced by any premium

returns and reimbursement paid to the Company from any source on account of such premiums paid and further reduced by any

unpaid portion of the Restoration Amount as set forth in

paragraph 11 hereunder.  In no event shall the amount payable to the Company hereunder on account of the Repayment Amount

exceed (i) if payable by reason of the death of the Insured or the Insured's Wife, the proceeds of the Insurance Contract

payable at such death or (ii) if payable by reason of a

withdrawal of all or any portion of the Cash Surrender Value

(including by cancellation or surrender of the Insurance

Contract), the amount of Cash Surrender Value so withdrawn.

If, on the surrender or cancellation of the Insurance Contract or on the death of the second to die of the Insured and the

Insured's Wife, the Cash Surrender Value or proceeds of the

Insurance Contract, as the case may be, are less than the

Repayment Amount due to the Company hereunder, none of the

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Owner, the Insured, the Insured's Wife, or the personal

representative of any of them shall have any obligation to pay any part of such shortfall to the Company.

           6.   Death Benefit.  Upon the termination of this

Insurance Agreement on the death of the second to die of the

Insured and the Insured's Wife, the Company and the Owner

shall promptly take all action necessary to obtain the death benefit provided under the Insurance Contract.  The Company

shall have the right to receive a portion of the death benefit under the Insurance Contract equal to the Repayment Amount

determined as of the date of such death, subject to the

limitations of paragraph 5 hereunder.  The balance of the

death benefit provided under the Insurance Contract, if any,

shall be paid to the beneficiary or beneficiaries, and in the manner and amounts, designated by the Owner in the beneficiary designation for the Insurance Contract.  No amount shall be

paid from the death benefit under the Insurance Contract to

the Owner or the beneficiary or beneficiaries designated by

the Owner until the entire Repayment Amount payable to the

Company has been paid.

           7.   Withdrawals from Insurance Contract; Surrender

or Cancellation.  (a)  Except as otherwise provided in this

paragraph 7, the Owner shall not withdraw any portion of the

Cash Surrender Value during the term of this Insurance

Agreement (including by cancellation or surrender of the

Insurance Contract) without the consent of the Company and

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upon withdrawal of all or any portion of the Cash Surrender

Value (including upon termination of this Insurance Agreement by reason of a surrender or cancellation of the Insurance

Contract), the Company shall be entitled to receive the

Repayment Amount as then determined to the extent of the Cash

Surrender Value so withdrawn.

            (b)  Notwithstanding the foregoing, the Owner shall

be permitted to withdraw from the Cash Surrender Value without the consent of the Company and, in the case of subparagraph

(i) of this subparagraph (b), without paying any portion of

the Repayment Amount to the Company, the following amounts:

            (i)  Any increase in the Owner's Federal, State or

local income tax after, or by reason of, the death of the

Insured which is attributable to the inclusion of any portion of, or an increase in, the Cash Surrender Value as an item of gross income for purposes of computing the Owner's income

taxes; and

            (ii) The Repayment Amount at such time as the Owner

obtains the release of the Collateral Assignment pursuant to the provisions of paragraph 8 hereunder.

            (c)  The Owner shall surrender the Insurance

Contract at such time as the Company, based on information

provided by the Insurer, notifies the Owner that the total

Cash Surrender Value is less than the Repayment Amount if,

prior to such time (i) the Cash Surrender Value exceeded such

Repayment Amount and (ii) either of the following events has

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occurred: (A) the death of the Insured or (B) an event to

which subparagraph 9(b) hereof applies.

            (d)  The Owner shall surrender the Insurance

Contract at such time, if any, as the Insured is dismissed

from employment by the Company for cause.  For purposes of

this Insurance Agreement, "cause" means (i) the Insured's

willful failure to perform his duties as an officer and/or

employee of the Company (other than as a result of his total or partial incapacity due to physical or mental illness and

excluding any action taken and any decision not to act if such action is taken or such decision is made in the good faith

belief that it is in the furtherance of the business of the

Company), (ii) gross negligence or gross malfeasance in the

performance of such duties, (iii) a final finding by a court or other governmental body with proper jurisdiction that

Insured engaged in an act or acts that (A) constitute a felony under the laws of the United States or any state thereof, or

(B) constitute a violation of Federal or State securities law,

if the Board of Directors determines that, by reason of such finding, the continued employment of the Insured by the

Company would be seriously detrimental to the Company and its business; or (iv) in the absence of any final finding by a

court or other governmental body with proper jurisdiction, a determination by the Board of Directors in good faith that

Insured engaged in an act or acts that (A) constitute a felony under the laws of the United States or any state thereof, or



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(B) constitute a violation of Federal or State securities law,

if the Board of Directors determines that, by reason of such act or acts, the continued employment of the Insured by the

Company would be seriously detrimental to the Company and its business.

           8.   Release of Collateral Assignment.  (a)  The

Owner shall obtain the release of the Collateral Assignment to the Company of the Insurance Contract in the manner set forth in subparagraph (f) of this paragraph 8 on the earliest to

occur of (i) the Nontaxable Rollout Time (as defined in

subparagraph (b) of this paragraph 8), (ii) the Post-Death

Rollout Time (as defined in subparagraph (c) of this paragraph

8) and (iii) the Applicable Anniversary Date (as defined in

subparagraph (d) of this paragraph 8).

           (b)  The Nontaxable Rollout Time shall mean the

earliest time after the last premium payment the Company is

obligated to make hereunder that (i) after payment of the

Repayment Amount from the Cash Surrender Value, based on

projections supplied by the Insurer (using a projected rate of interest or investment return approved by the Owner, provided that such approval may not be unreasonably withheld), a death benefit under the Insurance Contract of an amount not less

than the lesser of (A) the initial face amount of the

Insurance Contract or (B) the then amount of insurance

provided under the Insurance Contract may thereafter be

maintained for the joint and survivor lives of the Insured and



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the Insured's Wife solely by the application of investment

returns and other Policy Values under the Insurance Contract without the payment of further cash premiums and (ii) the

Company provides the Owner with an opinion of outside counsel recognized as expert in Federal tax matters, and which opinion may be relied on by the Owner, that the payment to the Company of the Repayment Amount and the release of the Collateral

Assignment will not be a Federal taxable event with respect to the Owner or the Insured.  Notwithstanding the foregoing, if,

within 30 days after receipt of the opinion referred to in the preceding sentence, the Owner obtains an opinion of

independent counsel recognized as expert in Federal tax

matters that the payment to the Company of the Repayment

Amount and the release of the Collateral Assignment will more likely than not be a Federal taxable event with respect to the

Owner or the Insured, the Company and Owner shall refer the

matter to a third independent counsel acceptable to both and the Nontaxable Rollout Time shall not be deemed to have

occurred unless such third counsel affirms the opinion

originally supplied by the Company.  For purposes of this

paragraph, a Federal taxable event shall mean the recognition of gross income or the making of a taxable gift under the then applicable provisions of the Internal Revenue Code.  For

purposes of this Insurance Agreement, with respect to the

Insurance Contract, the term "Policy Values" shall include

investment returns and the Cash Surrender Value and any other



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element of value which would ordinarily be applied to the

payment of the internal charges (including mortality charges)

with respect to the Insurance Contract if no premium were

paid.

           (c)  The Post-Death Rollout Time shall mean the

earliest time after the death of the Insured and after the

last premium payment the Company is obligated to make

hereunder that, based on projections supplied by the Insurer

(using a projected rate of interest or investment return

approved by the Owner, provided that such approval may not be unreasonably withheld), after payment from the Cash Surrender

Value of the Repayment Amount and all income tax liability of the Owner arising by reason of such payment, a death benefit under the Insurance Contract of an amount not less than the

lesser of (i) the initial face amount of the Insurance

Contract or (ii) the then amount of insurance provided under the Insurance Contract may thereafter be maintained for the

life of the Insured's Wife solely by the application of

investment returns and other Policy Values under the Insurance

Contract without the payment of further cash premiums.

           (d)  The Applicable Anniversary Date shall be such

Anniversary Date, if any, on which the Owner in its sole and absolute discretion consents to a request by the Company that the Owner obtain the release of the Collateral Assignment,

which request by the Company and consent by the Owner shall be





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made and given, if at all, in accordance with the provisions of subparagraph (e) of this paragraph 8.

           (e)  On any Anniversary Date on which the Cash

Surrender Value exceeds the Repayment Amount as then

determined (but only on any such Anniversary Date), the

Company may request the Owner to obtain the release of the

Collateral Assignment in accordance with the provisions of

subparagraph (f) of this paragraph 8.  In determining whether to consent to any such request, the Owner shall consider

primarily the interests of the Insured and shall not consent to such request unless the Owner determines in its sole and

absolute discretion that it would be in the interests of the

Insured to do so.  Although the Owner, in determining whether or not to consent to such request, shall consider primarily

the interests of the Insured (and may consult with the Insured for purposes of making any such determination), such

determination shall be within the sole and absolute discretion of the Owner.  The consent of the Owner with respect to any

request by the Company as herein described may be given only on the Anniversary Date on which the Company makes such

request.

           (f)  To obtain the release of the Collateral

Assignment pursuant to the provisions of this subparagraph 8,

the Owner shall pay to the Company the Repayment Amount

determined as of the date of such payment and, solely as a

source of funding such payment, the Owner may borrow such



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amount from the Cash Surrender Value and direct that the same be paid to the Company.  Upon receipt of such payment, the

Company shall release the Collateral Assignment of the

Insurance Contract by the execution and delivery of an

appropriate instrument of release, and neither the Company nor the Company's assigns shall thereafter have any further

interest in and to the Insurance Contract, either under the

terms thereof or under this Insurance Agreement.

           9.   Termination of Company's Obligation to Pay

Premiums.  Notwithstanding that this Insurance Agreement

remains in effect until the termination thereof pursuant to

paragraph 4 hereunder, the Company's obligation to make

further premium payments hereunder shall cease on the first to occur, if any, of:

           (a)  the giving of notice by the Insured to the

     Company that the Company is thereafter relieved of

     any further obligation to make premium payments

     under this Insurance Agreement; and

           (b)  the failure of the Owner to pay the

     portion of any premium the Owner is obligated to pay

     hereunder within 30 days of written demand by the

     Company for such payment, which written demand may

     be made only after the Owner fails to pay its

     portion of premium on the date set forth for the

     payment of such premium under paragraph 1 hereof,

     provided that this subparagraph (b) shall not apply



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      if the Company elects to pay the Owner's portion of

      such premium pursuant to paragraph 10 hereunder.

           10.  Default by Owner.  If the Owner fails to pay

the portion of any premium due and payable which the Owner is obligated to pay hereunder within the period described in

paragraph 9(b) hereof, the Company, in its sole discretion,

may elect to pay such portion of the premium, which amount

shall thereafter be recovered by the Company as part of the

Repayment Amount and, if the Company elects to pay such

portion, this Insurance Agreement shall thereafter continue to apply as if the Owner had timely paid its portion of such

premium.  If the Owner fails to pay its portion of any premium payable hereunder, the Company's sole remedy with respect to such failure shall be (i) if the Company does not elect to pay the Owner's portion of the premium pursuant to this paragraph

10, the cessation of the Company's obligation to make further premium payments pursuant to paragraph 9(b) hereof or (ii) if the Company elects to pay the Owner's portion of the premium pursuant to this paragraph 10, the recovery of such amount as part of the Repayment Amount.

            11.  Default by Company.  In the event that the

Company shall be in default as to any premium payment due

under paragraph 1 hereunder with respect to the Insurance

Contract, the application of Policy Values to maintain the

amount of insurance provided under the Insurance Contract

immediately prior to the Company's default shall not discharge



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the Company's obligation hereunder with respect to such

premium or any subsequent premiums and the Company shall be

required to pay as premium on the Insurance Contract (a) the amount as to which the Company is in default under paragraph 1 hereof (the "Default Amount") and (b) the Restoration Amount.

For purposes of this Insurance Agreement, the Restoration

Amount shall be, as of any date, that amount which, when added to the Default Amount, would increase the Cash Surrender Value to the amount such Cash Surrender Value would have been as of such date if the Default Amount had been timely paid, such

amount to be determined on the basis of the investment return credited to the Cash Surrender Value during the period from

the original due date of the Default Amount until the date on which the Restoration Amount is paid.  If any portion of the

Restoration Amount has not been repaid by the Company prior to the termination of this Insurance Agreement, the Repayment

Amount payable to the Company on such termination shall be

reduced by such portion of the Restoration Amount.

            12.  Notification of Insurer.  Except as otherwise

provided herein, at any time that the Company shall be

entitled under the provisions hereof to recover the Repayment

Amount with respect to the Insurance Contract, the Company

shall notify the Owner and the Insurer of the amount that the

Company claims it is entitled so to recover and, unless the

Owner objects in writing to the Company and the Insurer within thirty (30) days of such notice, the Insurer is hereby



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authorized to recognize such statement of the Company without investigation or the giving of any notice and shall be fully protected in paying such amount to the Company.  If the

Insurer receives written notice from the Owner controverting the amount payable to the Company, the Insurer shall make no payments with respect to such Insurance Contract except upon written instructions signed by both the Owner and the Company or in accordance with a final, non-appealable order of a court of competent jurisdiction.  The written acknowledgment of

receipt by the Company of any funds paid to the Company

pursuant to its statement of the amount payable to it shall be a full discharge and release of the Insurer by the Company

with respect to such payment.  The Insurer shall be relieved of any and all responsibility to any party claiming an

interest in the Insurance Contract for any decrease in cash

value or death benefit resulting from the exercise of any

right as to which both the Owner and the Company have

consented or which is specifically permitted hereunder.

          13.   Owner.  (a) The undersigned Owner shall be the

sole and absolute owner of the Insurance Contract and shall

have all rights of ownership in the Insurance Contract except to the extent otherwise specifically provided in this

Insurance Agreement and the Collateral Assignment.  Without

limiting any other rights not specifically enumerated, the

Owner specifically reserves, subject to the Company's rights under this Insurance Agreement, the right to designate the



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beneficiary or beneficiaries of the death benefit payable

under the Insurance Contract and to elect any optional mode of settlement permitted by the Insurance Contract or allowed by the Insurer.

           (b)  The Owner shall have the right to exercise any

investment option available under the Insurance Contract

provided that the exercise of any such option shall require

the consent of the Company which shall not be unreasonably

withheld.

           14.  Premium Waiver.  For purposes of computing the

Repayment Amount, no premium waived under a premium waiver

provision of the Insurance Contract shall be treated as having been paid by the Company.

           15.  Further Assurances.  Each of the Company and

the Owner shall execute and deliver such other instruments and agreements as shall be necessary or appropriate to carry out the intent of this Insurance Agreement.

           16.  Amendment.  Except as otherwise provided

herein, this Insurance Agreement may not be amended, altered or modified, except by a written instrument signed by the

Company and the Owner, or their respective successors or

assigns, and may not be otherwise terminated except as

provided herein.

            17.  Binding Nature of Insurance Agreement.  This

Insurance Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns, the



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Owner, and the Owner's successors, assigns, and beneficiaries.

As used in this Insurance Agreement, the term "successor",

with respect to the Company, shall include, but shall not be limited to, any person, firm, corporation or other entity

which acquires all or substantially all of the assets or

business of the Company whether by merger, consolidation,

purchase or otherwise.

            18.  Notices.  Any notice, consent or demand

required or permitted to be given under the provisions of this

Insurance Agreement shall be in writing, and shall be deemed to be dated and to have been duly given when delivered

personally or by courier or upon delivery to the post office and sent registered or certified mail, postage prepaid, return receipt requested addressed as set forth below:

            (a)  If to the Company:

                 Donaldson, Lufkin & Jenrette, Inc.
                 140 Broadway
                 New York, New York  10005
                 Attention:   Corporate Secretary

            (b)  If to the Owner:

                 Dan Curtis Roby, Trustee
                 14202 Lake Forest Drive
                 Louisville, KY  40223

Any party may alter the address to which communications or

copies are to be sent pursuant to this Insurance Agreement by giving notice of such change of address in conformity with the provisions of this paragraph 18.

            19.  Governing Law.  This Insurance Agreement, and

the rights of the parties hereunder, shall be governed by and


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construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely

within the State of New York.

          IN WITNESS WHEREOF, the parties hereto have

executed this Insurance Agreement as of the day and year first above written.

                                  DONALDSON, LUFKIN & JENRETTE, INC.


                               By  /s/
                                   -------------------------
                                       Senior Vice President


ATTEST:


/s/
- -------------------
Assistant Secretary





                                  /s/ Dan Curtis Roby, Trustee
                                  ----------------------------
                                  DAN CURTIS ROBY, as
                                  Trustee of the Roby
                                  1995 Insurance
                                  Trust, Owner






















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                          EXHIBIT A

Insurer:  The Equitable Life Assurance Society of the United
           States

Policy Nos. :   46 201 235 and 46 203 737

Face Amount:    $11,385,000 aggregate ($5,692,500 each policy)

Policy Description:    Each policy is a policy on the joint and
survivor lives of Joe L. Roby and Hilppa A. Roby, payable on second death.

Register Date:    January 4, 1996








































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                               EXHIBIT B




          COLLATERAL ASSIGNMENT AGREEMENT dated as of January

4, 1996 by and between DAN CURTIS ROBY, as Trustee of The Roby

1995 Insurance Trust dated November 27, 1995, (such Trustee or any successor as such Trustee being hereinafter referred to as the "Owner") and DONALDSON, LUFKIN & JENRETTE, INC., a

Delaware corporation (hereinafter referred to as "the

Company").

          THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED

STATES (the "Insurer") issued to the Owner Insurance Contract

Nos. 46 201 235 and 46 203 737, each in the face amount of

Five Million Six Hundred Ninety-Two Thousand Five Hundred

Dollars ($5,692,500) on the joint and survivor lives of Joe L.

Roby, an employee of the Company (hereinafter referred to as the "Insured") and the Insured's wife, Hilppa A. Roby,

(hereinafter referred to as the "Insured's Wife").  The

register date of each policy is January 4, 1996.  For all

purposes hereof, the policies are treated as though they

constituted a single policy and are hereinafter referred to in the aggregate as the "Insurance Contract."

          The undersigned parties have entered into an

Insurance Agreement (the "Insurance Agreement") which is

attached hereto as Exhibit A and which by this reference is

made a part hereof.






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          Pursuant to the Insurance Agreement, Owner has

agreed to assign the Insurance Contract to the Company as

collateral security for the payment to the Company of the

Repayment Amount as set forth in the Insurance Agreement.

          The parties hereto, in consideration of the

foregoing and the agreements and covenants hereinafter set

forth and intending to be legally bound hereby, agree as

follows:

           1.   Owner hereby assigns to the Company, effective

as of the date hereof, the Insurance Contract as collateral

security for payment to the Company of the Repayment Amount

pursuant to the provisions of the Insurance Agreement (such

assignment hereinafter referred to as "the Collateral

Assignment").  The Company shall be entitled to receive the

Repayment Amount, as then determined and subject to the

limitations in paragraph 5 of the Insurance Contract, as

follows:

           (a)  From the death proceeds payable under the

     Insurance Contract on the death of the second to die of

     the Insured and the Insured's Wife;

           (b)  From the cash surrender value of the Insurance

     Contract (hereinafter "the Cash Surrender Value") to the

     extent any such Cash Surrender Value is withdrawn from

     the Insurance Contract by the Owner prior to the death of

     the second to die of the Insured and the Insured's Wife

     other than by a withdrawal permitted under paragraph



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     7(b)(i) of the Insurance Agreement (but including by

     reason of a surrender or cancellation of the Insurance

     Contract pursuant to paragraph 7 of the Insurance

     Agreement); or

           (c)  At such time as the Owner obtains the

     release of the Collateral Assignment hereunder in

     accordance with paragraph 8 of the Insurance

     Agreement.

The Collateral Assignment of the Insurance Contract to the

Company made herein shall not be terminated (except as

otherwise provided in the Insurance Agreement), altered or

amended by the Owner without the express written consent of

the Company.

           2.   Release of Collateral Assignment.  The Owner

shall obtain the release of the Collateral Assignment to the

Company of the Insurance Contract in the manner and at such

time as set forth in paragraph 8 of the Insurance Agreement.

           3.   Payment by Insurer.   Owner hereby authorizes

the Insurer to rely solely on the written statement of the

Company as to the amount payable to the Company with respect to the Insurance Contract as of any date unless the Insurer

receives notice in writing from the Owner given within thirty

(30) days of receipt of such written statement of the Company controverting the Company's statement of such amount payable.

If the Insurer receives no such written notice from the Owner,

the Insurer is hereby authorized to recognize such statement of the Company without investigation or the giving of any notice.  If the Insurer receives such written notice from the

Owner controverting the amount payable to the Company, the

Insurer shall make no payments with respect to such Insurance

Contract except upon written instructions signed by both the

Owner and the Company or in accordance with a final,

non-appealable order of a court of competent jurisdiction.

The written acknowledgment of receipt by the Company of any

funds paid to the Company pursuant to its statement of the

amount payable to it shall be a full discharge and release of the Insurer by the Company with respect to such payment.  The

Insurer shall be relieved of any and all responsibility to any party claiming an interest in the Insurance Contract for any decrease in cash value or death benefit resulting from the

exercise of any right as to which both the Owner and the

Company have consented or which is specifically permitted

under the Insurance Agreement.

           4.   Owner's Rights.  (a) Except as otherwise

provided in the Insurance Agreement and herein and subject to the rights of the Company under the Insurance Agreement, each and every right, interest and incident of ownership associated with the Insurance Contract which is not expressly assigned to the Company by this Collateral Assignment Agreement is

retained by the Owner, including, without limitation, the

right to designate the beneficiary or beneficiaries of the

death benefit payable under the Insurance Contract and to elect any optional mode of settlement permitted by the

Insurance Contract or allowed by the Insurer.

            (b)  The Owner shall not assign any portion or all

of the Owner's right, interest and incidents of ownership in and to the Insurance Contract during the term of the Insurance

Agreement without the consent of the Company.  In the event of an assignment by the Owner to which the Company has consented,

the references to "Owner" herein shall be deemed to refer to the assignee or any subsequent assignee thereof for all

purposes of this Collateral Assignment Agreement, including

for purposes of this paragraph 4.

            (c)  The Owner shall have the right at any time to

exercise any investment option available under the Insurance

Contract provided that any such exercise shall require the

consent of the Company which shall not be unreasonably

withheld.

            (d)  (i) Except as otherwise provided in this

paragraph (d) and paragraph 7 of the Insurance Agreement, the

Owner shall not withdraw any portion of the Cash Surrender

Value during the term of the Insurance Agreement (including by cancellation or surrender of the Insurance Contract) without the consent of the Company and upon withdrawal of all or any portion of the Cash Surrender Value (including upon

termination of the Insurance Agreement by reason of a

surrender or cancellation of the Insurance Contract), the

Company shall be entitled to receive the Repayment Amount as then determined to the extent of the Cash Surrender Value so withdrawn.

            (ii) Notwithstanding the foregoing, the Owner shall

be permitted to withdraw from the Cash Surrender Value without the consent of the Company and, in the case of subparagraph

(A) of this subparagraph (ii), without paying any portion of the Repayment Amount to the Company, the following amounts:

            (A)  Any increase in the Owner's Federal, State or

local income tax after, or by reason of, the death of the

Insured which is attributable to the inclusion of any portion of, or an increase in, the Cash Surrender Value as an item of gross income for purposes of computing the Owner's income

taxes; and

           (B)  The Repayment Amount at such time as the Owner

obtains the release of the Collateral Assignment pursuant to the provisions of paragraph 8 of the Insurance Agreement.

            (iii)  The Owner shall surrender the Insurance

Contract at such time as the Company, based on information

provided by the Insurer, notifies the Owner that the total

Cash Surrender Value is less than the Repayment Amount if,

prior to such time (A) the Cash Surrender Value exceeded such

Repayment Amount and (B) either of the following events has

occurred: (x) the death of the Insured or (y) an event to

which subparagraph 9(b) of the Insurance Agreement applies.

            (iv)  The Owner shall surrender the Insurance

Contract at such time, if any, as the Insured is dismissed from employment by the Company for "cause" (as defined in paragraph 7(d) of the Insurance Agreement).

           (e)  During the term of the Insurance Agreement, the

Owner shall elect to have Option A apply under the Insurance

Contract.

           5.   Borrowing Rights.  (a) In no event shall the

Company have any right to borrow from, or against the security of, the Insurance Contract during the term of the Insurance

Agreement.

           (b)  The Owner shall have no right to borrow from,

or against the security of, the Insurance Contract during the term of the Insurance Agreement except (i) as provided in

subparagraph 8(f) thereof and (ii) after the death of the

Insured, to pay any increase in the Owner's Federal, State or local income tax which is attributable to the inclusion, if

any, as an item of gross income for purposes of computing such taxes of (A) the economic benefit (as defined in paragraph 1 of the Insurance Agreement) of the insurance protection then provided to the Owner on the life of the Insured's Wife under the Insurance Contract and the Insurance Agreement and (B) any

portion of, or increase in, the Cash Surrender Value.

           6.   Representation of Solvency.  Each of the parties

hereto declares that no proceedings in bankruptcy are pending against such party, and the Owner hereby declares that its

property is not the subject of any assignment for the benefit of creditors.

           7.   Governing Law.  All matters respecting the

validity, effect, and interpretation of this Collateral

Assignment Agreement shall be determined in accordance with

the laws of the State of New York, applicable to contracts

made and to be performed entirely within the State of New

York.

           8.   Binding Nature of Assignment.  This Collateral

Assignment Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective

successors, assigns, distributees, executors, administrators and beneficiaries.  As used in this Collateral Assignment

Agreement, the term "successor", with respect to the Company,

shall include, but shall not be limited to, any person, firm,

corporation or other entity which acquires all or substantially all of the assets or business of the

Company whether by merger, consolidation, purchase or

otherwise.

            IN WITNESS WHEREOF, the parties have hereunto set

their respective hands and seals as of the date first above

written.

                            DONALDSON, LUFKIN & JENRETTE, INC.


                            By  /s/
                                -----------------------
                                Senior Vice President


ATTEST:


/s/
- -------------------
Assistant Secretary


                            /s/ Dan Curtis Roby
                            ----------------------
                            DAN CURTIS ROBY, as
                               Trustee of the Roby
                               1995 Insurance Trust,
                                Owner



ACCEPTED:


- ------------------------------------
The Equitable Life Assurance Society
  of the United States, Insurer

















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